Exhibit 4.3

TIMKENSTEEL CORPORATION

VOLUNTARY INVESTMENT PENSION PLAN

TIMKENSTEEL CORPORATION (the “Company”), and UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION, on behalf of itself and Local Union No. 1123 (collectively, the “Union”), have entered into a Memorandum of Understanding dated May 16, 2014 (the “TimkenSteel MOU”), pursuant to which this 401(k) retirement plan, known as the TimkenSteel Corporation Voluntary Investment Pension Plan (the “Plan”), has been established by the Company effective as of June 30, 2014.

Prior to June 30, 2014, the Company was a wholly owned subsidiary of The Timken Company (“Timken”). Timken and the Union had previously entered into a series of agreements, the most recent of which is dated March 2, 2012 (the “2012 401(k) Agreement”), under which Timken and the Union had agreed to establish the 401(k) retirement plan known as The Timken Company Voluntary Investment Pension Plan (the “Prior Plan”).

On June 30, 2014, Timken distributed to its shareholders all of the outstanding common shares, without par value, of the Company (the “Spinoff”), and as a result the Company ceased to be a subsidiary of Timken. In connection with the Spinoff, the assets and liabilities of the Prior Plan attributable to the Transferred Participants, as defined below, are being spun off from the Prior Plan to this Plan, effective as of June 30, 2014, and such Transferred Participants will cease participation in the Prior Plan and become Participants in this Plan. For the purposes of the Plan, “Transferred Participants” means individuals who are participants in the Prior Plan immediately prior to the Spinoff and who: (a) are employed by the Company or one of its subsidiaries as of the close of business on June 30, 2014; or (b) terminated employment with Timken and its subsidiaries prior to the Spinoff and have been designated by Timken prior to the Spinoff as eligible to participate in the Plan. For the purposes of the Plan, “Transferred Employees” means individuals who are Transferred Participants, and individuals who would otherwise be considered Transferred Participants under (a) or (b) of the previous sentence, except that they were not yet participants in the Prior Plan.

This Plan is generally effective June 30, 2014. The benefits, rights and features of the Plan for any Transferred Employee whose employment with Timken terminated prior to June 30, 2014 shall be governed by the terms and provisions of the Prior Plan as in effect on the date of such termination.

ARTICLE I - DEFINITIONS

Wherever used herein, the terms hereinafter referred to in this 401(k) Plan shall be understood to have the following meaning:

1.        The terms “Company”, “Union”, and “Employee”, shall have the same meanings as ascribed to such words in the 2012 Basic Labor Agreement between the Union and Timken, as such may be modified by the TimkenSteel MOU (the “Basic Labor Agreement”) in respect of rates of pay, hours of work, and conditions of employment.

a.	“Company” shall mean TIMKENSTEEL CORPORATION. For the period prior to June 30, 2014, “Company” shall mean Timken;

b.	“Union” shall mean UNITED STEEL, PAPER AND FORESTRY, RUBBER, MANUFACTURING, ENERGY, ALLIED INDUSTRIAL AND SERVICE WORKERS INTERNATIONAL UNION, on behalf of itself and Local Union No. 1123, collectively being referred to hereinafter as the “Union”;

c.	“Employee” shall mean all production and maintenance workers in the steel and tube plants at Canton, Ohio, the steel and tube plant at Gambrinus (just outside of the City of Canton), and the steel plant on Faircrest Street, S.W., Stark County, Ohio, of the Company, excluding supervisors, assistant supervisors, or supervisors in charge of any class of labor, bricklayers, watchmen, guards, factory clerks, or other clerical workers and salaried employees.

2.        The terms “Continuous Service” and “Hour of Service” shall have the same meanings as ascribed to such words in the 2012 Pension Agreement between the Union and Timken, as such may be modified by the TimkenSteel MOU (the “Pension Agreement”).

a.	Continuous Service accrued under the Prior Plan shall be included in the computation of Continuous Service for the purposes of this Plan for Transferred Employees.

b.	Except as otherwise provided, the Continuous Service of any Participant for determining his eligibility for and the amount of any 401(k) benefit hereunder shall be the time from the first employment of said Participant by the Company until the time of his voluntary retirement, except that such Continuous Service shall be broken and credit for previous service lost by:

	(1)	Voluntarily quitting the service of the Company. (An unauthorized absence of seven (7) consecutively scheduled working days shall be considered a voluntary quit. Absence for military or naval service, other than temporary training programs of the State Guard or Reserve Forces, shall be considered a voluntary quit, unless otherwise provided by law or by the applicable collective bargaining agreement.)

	(2)	Discharge for proper cause from the service of the Company.

	(3)	(a) Layoff for a continuous period of time as produces a break in his accumulated Continuous Service record under the Basic Labor Agreement in effect at the time of a layoff but not to exceed a continuous period of two (2) years.

(b)	Any Employee on layoff for reduction in force or physical disability who returns to work after June 30, 2014, whose Continuous Service was broken while laid off due to reduction in force after July 21, 1980, pursuant to Paragraph 3 of Section K of Article VIII of the 1980, 1983, 1986, 1989, 1993, 1997, 2000, 2005, 2009, or 2012 Basic Labor Agreement between Timken and the Union shall, after the date of the Employee’s return to work, have his Continuous Service adjusted so that his Continuous Service, after the date of his return to work, shall be increased by the excess, if any, of his layoff over two (2) years, up to a maximum increase of two (2) years.

(c)

Any active Employee as of June 30, 2014, whose Continuous Service was broken while laid off for physical disability after July 21, 1980, pursuant to Paragraph 3 of Section K of Article VIII of the 1980, 1983, 1986, 1989, 1993, 1997, 2000, 2005, 2009 or 2012 Basic Labor Agreement between Timken and the Union shall have his Continuous Service adjusted so that his Continuous Service, as of June 30, 2014, shall be increased by the excess, if any, of his layoff over two (2) years, up to a maximum increase of two (2) years. Any Employee on layoff for reduction in force or physical disability who returns to work after June 30, 2014, whose Continuous Service was broken while laid off due to physical disability after July 21, 1980, pursuant to Paragraph 3 of Section K of Article VIII of the 1980, 1983, 1986, 1989, 1993, 1997, 2000, 2005, 2009 or 2012 Basic Labor Agreement between Timken and the Union shall, after the date of the Employee’s return to work, have his Continuous Service adjusted so that his Continuous Service, after the date of his return to work, shall be increased by the excess, if any, of his layoff over two (2) years, up to a maximum increase of two (2) years.

(d)

A break in Continuous Service shall not occur during a layoff from the Company (or, in the case of Transferred Employees, from Timken) because of physical disability resulting from an injury or disease for which Workers’ Compensation Benefits are payable, provided the Participant returns to work within thirty (30) calendar days after the end of the period for which Total Disability Benefits are payable and provided the total continuous period of his absence from work does not exceed five (5) years. A Participant who receives Workers’ Compensation Total Disability Benefits for the entire five (5)-year period or who retires from disability while receiving Workers’ Compensation Total Disability Benefits within the five (5)-year period shall receive credit for Continuous Service until the earlier of the termination of the five (5)-year period or retirement. Any laid off Participant who has extended recall rights as provided in Article VIII, Section H, of the then current Basic Labor Agreement may make an application for a pension during the period in which he has such extended recall rights; provided, however, that if the President, Vice President, Financial Secretary, Treasurer, or Recording Secretary of any Local Union who has been or is an employee of the Company and has been or may hereafter be given a leave of absence on the condition stated in Article VIII of the then current Basic Labor Agreement, such leave of absence shall not constitute a break in such a Participant’s record of Continuous Service for the purpose of this 401 (k) Plan.

(e)	The adjustment of a Participant’s Continuous Service under Subparagraphs (a), (b), (c), or (d) above shall not result in duplicating credit for Continuous Service for the same period of layoff.

c.	Hours of Service accrued under the Prior Plan shall be included in the computation of any Hours of Service under the Plan for Transferred Employees.

d.	The term “Hour of Service” means each hour (1) for which an Employee is paid, or entitled to payment for the performance of duties, for the Company or for which he is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; (2) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company; or (3) for which an Employee is credited pursuant to Sections 410(a)(5)(E) and 411(a)(6)(E) of the Code, solely for the purpose of determining whether a one (1) year break in service has occurred. Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by the lesser of (i) the Employee’s most recent hourly rate of compensation for the performance of duties or (ii) the Employee’s average hourly rate of compensation for the performance of duties for the most recent computation period in which the Employee completed more than five hundred (500) Hours of Service. Hours of Service shall be computed and credited in accordance with Department of Labor Regulation 2530.200(b).

Solely for the purposes of determining whether a break in continuous service for participation and vesting purposes has occurred in a Plan Year, an Employee who is absent from work because of a leave of absence under the Family and Medical Leave Act shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. No more than 501 hours are required to be credited to an Employee on a leave under the Family and Medical Leave Act. An Employee, whose leave under the Family and Medical Leave Act is for maternity or paternity reasons, cannot receive credit for Hours of Service under both this paragraph and the preceding paragraph for the same period of time.

3.        The term “Account” shall mean the account maintained for a Participant to record his aggregate share of the contributions to the Plan, amounts transferred to this Plan from the Prior Plan and adjustments relating thereto. Each Participant’s Account shall include amounts allocated to the following subaccounts: Wage Reduction Contribution Account, Rollover Contribution Account, and Company Contribution Account. Each Participant’s Account shall be apportioned into an ESOP Account and a Non-ESOP Account.

4.        The term “Accrued Benefit” shall mean the balance of a Participant’s Account held under the Trust.

5.        The term “Alternate Payee” shall mean a spouse, former spouse, child, or other dependent of a Participant who is entitled to benefits pursuant to a Qualified Domestic Relations Order (QDRO).

6.        The term “Beneficial Interest” shall mean the proportionate allocation of assets held by the Plan in the name of the Trust on behalf of each Participant, which allocation is determined each business day for each Participant by the ratio of total contributions to the Plan made by the Participant compared to the total contributions to the Plan made by all Participants.

7.         The term “Beneficial Loan Interest” shall mean the market value of the assets representing the Participant’s Beneficial Interest in his Account, in the custody of the Trustee as of any Valuation Date, determined for TimkenSteel Common Shares and for Timken Common Shares by the market price for such common stocks, as reported by the New York Stock Exchange, on any Valuation Date and for other investment options by the market value on the most recent Valuation Date immediately preceding the date of the loan.

8.        The term “Beneficiary” shall mean the person last designated by a Participant to receive any benefits as provided herein. This designation shall be in writing on a form supplied by the Plan Administrator and filed with the Plan Administrator prior to the Participant’s death. A Beneficiary will remain as a Beneficiary until changed by a Participant.

9.        The term “Benefit Starting Date” shall mean the first day of the first period for which a benefit is payable.

10.        The term “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor Internal Revenue Code.

11.        The term “Company Contribution Account” shall mean the account maintained on behalf of the Participant that reflects the Company Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Company Contribution Account. For Transferred Participants, the Company Contribution Account shall also reflect the “Company Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan.

12.        The term “DOMA Spouse” shall mean a person who is recognized as a spouse of a Participant under Federal law applicable to the Plan.

13.        The term “ERISA” shall mean the Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

14.        The term “ESOP” shall mean the portion of the Plan that is described in Article VIII and is intended to be a stock bonus plan, as defined in Treasury Regulation 1.401-1(b)(1)(iii), and an employee stock ownership plan, satisfying the requirements of Section 4975(e)(7) of the Code.

15.        The term “ESOP Account” shall mean the portion of a Participant’s Account that is included in the ESOP, which has been established pursuant to Article VIII, and is comprised of all ESOP Subaccounts. The ESOP Account of each Participant shall represent the portion of the Participant’s Account invested in TimkenSteel Common Shares and cash, if any, allocated to the Participant under the ESOP in accordance with Article VIII, as adjusted in accordance with the Plan. In the case of Transferred Participants, the ESOP Account shall also include the portion of a Participant’s Account invested in TimkenSteel Common Shares at the time such Transferred Participant becomes a Participant in the Plan.

16.        The term “ESOP Subaccount” shall mean the portion of the Wage Reduction Contribution Account, Rollover Contribution Account, and Company Contribution Account that is included in the ESOP.

17.        The term “Gross Earnings” shall mean an Employee’s regular wages paid (including any overtime or premium payments, any cost-of-living adjustments, and effective January 1, 2009, any differential wage payments (as defined in Section 414(u)(12)(D) of the Code)) during his or her period of participation in the Plan, but excluding any special types of payments, such as, but not limited to, suggestion awards, vacation pay, or retirement benefits. For purposes of this Plan, Gross Earnings cannot exceed $250,000 during a Plan Year, or if greater, the dollar limitation in effect under Section 401(a)(17) of the Code.

18.        The term “Highly Compensated Employee” shall mean any employee who:

a.	was at any time during the current Plan Year or the preceding Plan Year a five percent (5%) or more owner of the Company’s outstanding common stock, or

b.	received compensation during the preceding Plan Year from the Company in excess of $115,000 (or, if greater, the dollar limitation in effect under Section 414(q)(1)(B) of the Code).

A former Employee shall be considered a Highly Compensated Employee, if he separates from service (or was deemed to do so) prior to the year for which the determination is made, performed no service for the Company during such determination year, and was a Highly Compensated Employee for either the year in which he separated from service or any determination year ending on or after his 55th birthday.

The determination of who is a Highly Compensated Employee, and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

For purposes of this definition, an Employee’s compensation is the following:

a.	wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Section 1.62-2(c) of the Treasury regulations).

b.	in the case of an Employee who is a self-employed employee, the Employee’s earned income;

c.	amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee;

d.	amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, but only to the extent at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code;

e.	the value of a non-qualified stock option granted to an Employee by the Company, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted;

f.	the amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code; and

g.	elective wage reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity, and nontaxable wage reductions utilized for qualified transportation fringe benefits.

The amounts described in subparagraphs (a) and (b) above include foreign earned income as defined in Section 911(b) of the Code, whether or not excludable from gross income under Section 911 of the Code. Compensation described in subparagraph (a) above is to be determined without regard to the exclusions from gross income in Sections 931 and 933 of the Code.

Similar principles are to be applied with respect to income subject to Sections 931 and 933 in determining compensation described in subparagraph (b) above.

Compensation does not include the following:

a.	contributions made by the Company on behalf of an Employee to a simplified employee pension plan described in Section 408(k) of the Code. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for purposes of Section 415 of the Code, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan are permitted to be considered as compensation for purposes of Section 415 of the Code in the year the amounts are includable in the gross income of the Employee;

b.	amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

c.	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

d.	other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Company (whether or not under a salary or wage reduction agreement) toward the purchase of an annuity contract described in Section 403(b) of the Code whether or not the contributions are excludable from the gross income of the Employee.

The compensation actually paid or made available to an Employee within the limitation year is the compensation used for purposes of applying the limitations of Section 415 of the Code. Compensation for an Employee includes compensation from all employers that are controlled group members, regardless of whether the Employee’s particular employer has a qualified plan.

19.        The term “Income” shall mean the net gain or loss of the Trust from investments, as reflected by interest received and accrued, dividends received, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust. In determining the income of the Trust for any period, assets shall be valued on the basis of their current market value.

20.        The term “Non-ESOP Account” shall mean the portion of a Participant’s Account that is not included in the ESOP and is comprised of all Non-ESOP Subaccounts. The Non-ESOP Account of each Participant represents the portion of the Participant’s Account invested in investment options other than TimkenSteel Common Shares, as adjusted in accordance with the Plan.

21.        The term “Non-ESOP Subaccount” shall mean the portion of the Wage Reduction Contribution Account, Rollover Contribution Account, and Company Contribution Account that is not included in the ESOP.

22.        The term “Normal Retirement Age” shall mean the later of the time a Participant attains sixty-five (65) years of age or the fifth anniversary of the time participation commenced.

23.        The term “Normal Retirement Date” shall mean the first day of the first calendar month following a Participant’s attainment of Normal Retirement Age.

24.        The term “Participant” shall mean any Employee who meets the requirements of Article II below.

25.        The term “Plan” shall mean the TimkenSteel Corporation Voluntary Investment Pension Plan as herein set forth and as it may be amended and restated from time to time.

26.        The term “Plan Administrator” or “Administrator” shall mean TimkenSteel Corporation.

27.        The term “Plan Year” shall mean a period which includes all pay periods for which payment is made in a calendar year. The initial Plan Year shall commence on June 30, 2014 and shall terminate on December 31, 2014.

28.        The term “Pooled Investment Account” shall mean an account established pursuant to an Administrative Services Agreement between the Company and the Trustee.

29.        The term “Prior Plan” shall mean the Timken Company Voluntary Investment Pension Plan.

30.        The term “Rollover Contribution Account” shall mean the account maintained on behalf of the Participant that reflects the Rollover Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Rollover Contribution Account. For Transferred Participants, the Rollover Contribution Account shall also reflect the “Rollover Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan.

31.        The term “Rollover Contribution” shall mean the portion of the Trust representing contributions made pursuant to Article II, Section B, Paragraph 4 hereof and which consists of all or part of a distribution a Participant receives from a qualified trust described in Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, from an annuity plan described in Section 403(a) of the Code, or from an individual retirement account or an individual retirement annuity described in Section 408 of the Code, including any earnings on such distribution, but not including any portion of such distribution attributable to post-tax contributions, which is contributed to the Trust. Notwithstanding the foregoing, the Plan shall not accept as a Rollover Contribution any amounts distributed from a designated Roth account (as defined in Section 402A of the Code) or from a Roth IRA (as defined in Section 408A of the Code).

32.	a.	The term “Spouse” means, with respect to a Participant who earns Continuous Service on or after January 1, 2012,

(1)	a person of the opposite gender to whom a Participant is legally married under the laws of a U.S. state or foreign nation (including common law marriages if recognized by the laws of the U.S. state in which the Participant resides); or

(2)	a person of the same gender to whom a Participant is married, if the marriage was recognized as valid by the laws of the U.S. state or foreign nation where the marriage was entered into, at the time of the marriage, and if such laws entitle a same-gender couple in a marriage to all of the same rights, benefits, protections and responsibilities as are granted to a legally married opposite-gender couple; or

(3)	a person of the same or opposite gender with whom a Participant is in a civil union, if the civil union was recognized as valid by the laws of the U.S. state or foreign nation where the civil union was entered into, at the time the civil union was entered into, and if such laws entitle a couple in a civil union to all of the same rights, benefits, protections and responsibilities as are granted to a legally married opposite-gender couple.

b.	With respect to a Participant whose Continuous Service is broken prior to January 1, 2012, the term “Spouse” shall have the meaning given to such term under the Plan in effect on the date the Participant’s Continuous Service was broken.

33.        The term “Timken” shall mean The Timken Company.

34.        The term “Timken Common Shares” shall mean a share or shares of common stock of Timken.

35.        The term “TimkenSteel Common Shares” shall mean a share or shares of common stock of the Company, which is intended to be “employer securities” within the meaning of Section 409(1) of the Code, and “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA.

36.        The term “Trustee” shall mean the individual or institution selected by the Company to be the Trustee of the Trust established in connection with the Plan as provided herein, or the successor thereto.

37.        The term “Valuation Date” shall mean any day that the New York Stock Exchange is open for business or any other date chosen by the Company to make additional valuations of the Trust as necessary.

38.        The term “Wage Reduction Contribution Account” shall mean the account maintained on behalf of the Participant that reflects the Wage Reduction Contributions (and allocated income) attributable to the Participant. There shall be an ESOP Subaccount and a Non-ESOP Subaccount within the Wage Reduction Contribution Account. For Transferred Participants, the Wage Reduction Contribution Account shall also reflect the “Wage Reduction Contributions,” as defined under the Prior Plan (and allocated income), attributable to the Participant under the Prior Plan.

39.        The term “Wage Reduction Contributions” shall mean the portion of the Trust representing contributions made pursuant to Article II, Section B, Paragraph 1, hereof.

40.        The term “the 401 (k) Trust” or “the Trust” shall mean the Trust established in connection with the Plan to hold and invest Plan assets.

41.        Masculine pronouns wherever used in the Plan shall include feminine or neuter pronouns, and the singular shall include the plural wherever appropriate.

ARTICLE II - 401(k) BENEFITS

A.	ELIGIBILITY AND PARTICIPATION

1.        Participation in this Plan shall be available only to Employees of the Company in the United States, who:

a.	are Transferred Participants; or

b.	have completed the eligibility requirements to be participants under the 2012 Insurance Agreement between the Union and Timken as such may be modified by the TimkenSteel MOU, that is the completion of the probationary period of one hundred twenty (120) days worked in the employ of the Company (or, in the case of Transferred Employees, in the employ of either the Company or Timken); or

c.	have completed 1,000 Hours of Service, in a twelve month period starting with the Employee’s original date of hire with the Company (or in the case of Transferred Employees, with either the Company or Timken).

2.        Eligible Employees electing to participate in this Plan for the first time or following a return to active employment with the Company must elect to participate in this Plan by filing a written election to do so, which election will be effective with the first available pay period. Notwithstanding the previous sentence, all Transferred Participants shall automatically become Participants in the Plan effective as of June 30, 2014. Any other election to participate or re-participate may be accomplished by utilizing the interactive voice response system or the website of the Plan’s recordkeeper, which election will be effective with the first available pay period.

3.        An Employee’s election to participate in this Plan shall designate the amount of wage reduction elected by the Employee to be contributed to this Plan, as provided in Article II, Section B hereof. Such election shall become effective with the first available pay period. Such elections made by Transferred Participants with regard to the Prior Plan shall be immediately effective for this Plan.

4.        An Employee’s election to participate in this Plan shall continue in effect until the Employee utilizes the interactive voice response system or the website of the Plan’s recordkeeper to terminate his or her participation or until such Employee ceases to be eligible to participate in this Plan.

5.        If a Participant is reinstated by the Company, he shall recommence participation in the Plan the first day he is credited with an Hour of Service for the Company.

B.	WAGE REDUCTION CONTRIBUTIONS, ROLLOVER CONTRIBUTIONS, AND COMPANY CONTRIBUTIONS

1.        a.        At any time, in accordance with Section A above, a Participant may elect to have his wages reduced and the subsequent reduction contributed to this Plan, in an amount equal to any whole percent of his Gross Earnings to be deducted from his wages payable for each pay period; provided, however, that the percent reduction selected cannot result in more than a $17,000 wage reduction contribution on behalf of a Participant in a Plan Year (or, if greater, the dollar limitation in effect under Section 402(g)(1) of the Code) (except to the extent permitted under Article II, Section E, Paragraph 2) and that the amount of the Wage Reduction Contribution will be determined after all other applicable deductions from the Participant’s wages are made. Wage Reduction Contributions shall be deposited in a Participant’s Wage Reduction Contribution Account.

b.        Participants who are age 50 or over may make additional “catch-up” Wage Reduction Contributions of no more than $5,500 (or, if greater, the dollar limitation in effect under Section 414(v) of the Code) in accordance with, and subject to, the limitations of Section 414(v) of the Code. “Catch-up” Wage Reduction Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code (i.e., Article II, Section B, Paragraph 1.a. and Article II, Section C, respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of Sections 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of any such “catch-up” Wage Reduction Contributions. In furtherance of, but without limiting the foregoing, (1) Wage Reduction Contributions for a Plan Year which exceed the statutory limit described in Article II, Section B, Paragraph 1.a. or Article II, Section C shall be treated as “catch-up” Wage Reduction Contributions; and (2) “catch-up” Wage Reduction Contributions shall be permitted to be made on a payroll-by-payroll basis; provided, however, that a Wage Reduction Contribution may only be characterized as a “catch-up” Wage Reduction Contribution on a Plan Year basis. Finally, except as specifically provided in the Plan, the term “Wage Reduction Contributions” when used herein shall include all “catch-up” Wage Reduction Contributions.

2.        A Participant’s election as to the rate of his Wage Reduction Contributions to this Plan will remain in effect until the Participant changes or suspends his election, ceases to be eligible to participate, or terminates his participation in this Plan.

3.        A Participant may change his election as to the rate of Wage Reduction Contributions to this Plan on any business day. Any change made will be effective as soon as administratively practicable as of the pay period that occurs after the Company receives sufficient notice of the change or, if later, on a future date specified by the Participant and acceptable to the Company. Any change made will be effective for all succeeding pay periods, unless changed again by the same procedure.

4.        A Participant, after filing with the Company the form prescribed by the Plan Administrator, may make a cash contribution to the Trust in the form of a Rollover Contribution. Before completing the Rollover Contribution, the Participant shall furnish satisfactory evidence to the Plan Administrator that the proposed Rollover Contribution satisfies the requirements of Section 408(d)(3) of the Code. Rollover Contributions shall be deposited in a Participant’s Rollover Contribution Account.

C.	LIMITS ON CONTRIBUTIONS

1.         In no event shall the annual addition to a Participant’s account under this Plan and any other contributions to qualified defined contribution plans maintained by the Company exceed the lesser of $50,000 (or, if greater, the dollar limitation indexed for inflation under Section 415(d) of the Code) or one hundred percent (100%) of the Participant’s total compensation from the Company. The annual addition shall be equal to the sum of a Participant’s Wage Reduction Contributions, Company Contributions, and amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(c)(2) of the Code, which is a part of a pension or annuity plan maintained by the Company. Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Company are also treated as annual additions. For purposes of this Section C, compensation shall include all amounts received by a Participant from the Company during a Plan Year for the performance of personal services to the extent that such amounts are includable in taxable income, including any payments made to a Participant by the later of (a) two and one-half months after the date of the Participant’s severance from employment with the Company or (b) the end of the limitation year that includes the date of the Participant’s severance from employment with the Company, provided that, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services performed during the Participant’s regular working hours, compensation for services outside the Participant’s regular work hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation. In no event shall the amount of Participant Wage Reduction Contributions to a Participant’s account exceed $17,000 for any Plan Year (or, if greater, the dollar limitation in effect under Section 402(g)(1) of the Code).

2.        If the annual addition limitation for any Participant would be exceeded by the amounts contributed to this Plan and any other defined contribution plans maintained by the Company, the contributions to the Participant’s account made under this Plan shall be reduced as necessary.

D.	INTERESTS NON-FORFEITABLE

Participants shall have an immediate fully vested and non-forfeitable right to Wage Reduction Contributions, Rollover Contributions and Company Contributions properly credited to their respective accounts and the income attributable thereto.

E.	VETERANS’ RIGHTS

1.        A Participant who is reemployed by the Company pursuant to the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 shall be treated as not having incurred a break in service with the Company by reason of such Participant’s period or periods of service in the armed forces of the United States. Each period served by a

Participant in the armed forces shall, upon reemployment, be deemed to constitute service with the Company for purposes of determining and non-forfeitability of benefits and the accrual of benefits under the Plan. For the avoidance of doubt, any Participant who is a Transferred Employee, and who otherwise satisfies the requirements of this Article II, Section E regarding Veterans’ Rights, shall be considered to be reemployed by the Company for the purposes of this Article II, Section E upon employment with the Company even if such Participant had previously been employed by Timken and not by the Company.

2.         Effective December 12, 1994, a Participant so reemployed shall be entitled to Accrued Benefits that are contingent on the making of, or derived from, Wage Reduction Contributions only to the extent such Participant makes payment to the Plan with respect to such Wage Reduction Contributions. No such payment may exceed the amount the Participant would have been permitted to contribute had the Participant remained continuously employed by the Company through the period of service in the armed forces; provided, that, notwithstanding anything to the contrary herein, payments made to the Plan with respect to Wage Reduction Contributions for the year(s) prior to the year in which the Participant becomes reemployed (informally known as Military Make-Up Contributions) shall not count towards the contribution limits set forth in Article II with respect to Wage Reduction Contributions made for the year in which the payments are made. Any payment of Wage Reduction Contributions to the Plan shall be made during the period beginning with the date of reemployment and whose duration is three (3) times the period of the Participant’s service in the armed forces, not to exceed a maximum duration of five (5) years.

3.         For purposes of computing Wage Reduction Contributions under Section E, Paragraph 2, above, the Participant’s Gross Earnings during the period of service in the armed forces shall be computed at the rate the Participant would have received, but for the period of service in the armed forces, or, in the case that the determination of such rate is not reasonably certain, on the basis of the Participant’s average Gross Earnings during the twelve (12)-month period immediately preceding such period of service in the armed forces, or if shorter, the period of employment immediately preceding such period.

4.        Notwithstanding any provision of this Plan to the contrary, if a Participant dies during his or her period of service with the armed forces, the survivors of the Participant will be entitled to any benefits provided under the Plan that such survivors would have been entitled to receive if the Participant had become reemployed by the Company on the day immediately prior to his or her date of death (entitling such Participant to additional benefit accruals and vesting service relating to periods of qualified military leave under Section 414(u) of the Code) and then terminated employment on his actual date of death.

5.        Effective January 1, 2009, to the extent required by Section 414(u)(12) of the Code, the term “Employee” as used under the Plan and this Agreement shall include an individual receiving differential wage payments (within the meaning of Section 414(u)(12)(D) of the Code) from the Company.

6.        Effective January 1, 2009, to the extent required by Section 414(u)(12)(B) of the Code, for purposes of eligibility to receive a distribution under Article III of this Agreement, a Participant shall be treated as having terminated employment with the Company during any period that the Participant is performing service in the uniformed services described in Section 3401(h)(2)(A) of the Code. A Participant who receives a distribution from the Plan by reason of this Section E, Paragraph 6 shall have his Wage Reduction Contributions suspended for a period of six (6) months beginning on the date of distribution.

ARTICLE III - OPERATION OF THE TRUST

A.	INVESTMENT OF FUNDS

1.         A Participant will be able to invest his Wage Reduction Contributions, Rollover Contributions, and Company Contributions in the investment options offered under the Plan, which options shall be selected by a committee responsible for the management of investments for the Plan (the “Investment Committee”). The Investment Committee will offer four (4) basic investment options to Participants and may select additional investment options. There will be no investment fees for Participants for the four (4) basic options, but investment fees on the additional options will be charged to the Account of any Participant electing them. See Article IX for a description of the Timken Common Stock Fund.

2.         At the time the Participant enrolls or re-enrolls in the Plan, he or she may elect what percentage, if any, of his Wage Reduction Contributions and Rollover Contributions, in increments of one percent (1%), he wishes to place in each investment option. A Participant who does not make any selection of investment options will have his Wage Reduction Contributions and Rollover Contributions placed in an investment option or options selected in a manner determined by the Investment Committee, until such time as the Participant selects investment options.

A Participant can request fund transfers on any business day of his prior Wage Reduction Contributions, Rollover Contributions, and Company Contributions from one investment option to another.

The Participant may elect what percentage, if any, of those assets in the Participant’s investment options will be reallocated in one percent (1%) increments to the investment options chosen by the Participant. In order to effectuate a transfer into or out of the fund holding TimkenSteel Common Shares, TimkenSteel Common Shares may be (a) bought and/or sold on the open market at the market price of the stock on any Valuation Date, or (b) bought from and/or sold to the Company at the average of the high and low market price on the Valuation Date the request for purchase and/or sale is received by the Company, if cash is not available.

3.         This Plan is intended to qualify as an ERISA Section 404(c) Plan within the meaning of regulations issued under Section 404(c) of ERISA, with respect to all contributions under the Plan (the “Directed Contributions”). Participants shall have the opportunity, in accordance with this Article III, to give investment instructions (with an opportunity to obtain written confirmation of such instructions) to the Plan Administrator as to the investment options. The Plan Administrator shall be obligated to comply with such instructions except as otherwise provided in the regulations issued under Section 404(c) of ERISA.

The Plan Administrator will provide or will make arrangements to provide each Participant with a description of the investment alternatives generally available under the Plan; and with respect to each designated investment alternative, a general description of the investment objectives, risk and return characteristics of each alternative, including information relating to the type and diversification of assets comprising the investment portfolio.

The Plan Administrator by separate document may prescribe the form and the manner in which such direction shall be made, as well as the frequency with which such directions may be made or changed and the dates as of which they shall be effective, in a manner consistent with the foregoing. The Plan Administrator shall be the fiduciary identified to furnish the information as contemplated by Section 404(c) of ERISA, but may designate on its behalf another person or entity to provide such information or to perform any of the obligations of the Plan Administrator under this paragraph.

None of the Trustee, Plan Administrator, the Company nor any fiduciary of the Plan shall be liable to the Participant or any of his Beneficiaries for any loss resulting from action taken at the direction of the Participant. All fiduciaries of the Plan shall be relieved of any fiduciary liability with respect to the Participant directing his investments pursuant to Section 404(c) of ERISA.

4.         Each business day, the Trustee or its designee shall, by appropriate accounting procedures, determine the Beneficial Interest of each Participant in the assets then held in the Trust.

5.         As soon as administratively possible following the end of each calendar quarter, each Participant shall receive a statement showing the details of the Participant’s Beneficial Interest in the Trust.

6.         The Trustee shall, following the end of each Valuation Date, value all assets of the Trust, allocate net gains or losses, and process additions to and withdrawals from Account balances in the following manner:

a.	The Trustee shall first compute the fair market value of securities and/or the other assets comprising each investment option offered under the Plan for direction of investment by Participants. Each Account balance shall be adjusted each business day by applying the closing market price of the investment option on the current business day to the share/unit balance of the investment option as of the close of business on the current business day.

b.	The Trustee shall then account for any requests for additions or withdrawals made to or from the specific designated investment option by any Participant, including allocations of contributions. In completing the valuation procedure described above, such adjustments in the amounts credited to such Accounts shall be made on the business day to which the investment activity relates. Contributions received by the Trustee pursuant to this Plan shall not be taken into account until the Valuation Date coinciding with or next following the date such contribution was both actually paid to the Trustee and allocated among the Accounts of Participants.

c.	Notwithstanding Subsections a. and b. above, in the event a Pooled Investment Account is created as an investment option in this Plan, valuation of the Pooled Investment Account and allocation of earnings of the Pooled Investment Account shall be governed by the administrative services agreement for such Pooled Investment Account. The provisions of any such administrative services agreement shall be incorporated by reference and made a part of this Plan.

It is intended that this Section operate to distribute among the Participant’s Accounts in the Trust, all income of the Trust and changes in the value of the assets of the Trust.

7.         The Plan Administrator shall provide notice of any Blackout Period (as defined in Article III, Section A, Paragraph 8) to all Participants and Beneficiaries whose rights under the Plan will be temporarily suspended, limited, or restricted by the Blackout Period and to the issuer of TimkenSteel Common Shares subject to such Blackout Period. The notice required shall be written in a manner calculated to be understood by the average Plan Participant and shall include the following information:

a.	the reasons for the Blackout Period;

b.	a description of the rights otherwise available to Participants and Beneficiaries under the Plan which will be temporarily suspended, limited, or restricted by the Blackout Period;

c.	the expected beginning date and ending date of the Blackout Period;

d.	in the case of investments affected, a statement that the Participant or Beneficiary should evaluate the appropriateness of their current investment decisions in light of their inability to direct or diversify assets in their Accounts during the Blackout Period;

e.	in any case in which the notice required is not furnished at least 30 days in advance of the last date on which Participants and Beneficiaries could exercise the affected rights immediately before the commencement of the Blackout Period, a statement that federal law generally requires that such notice be furnished at least 30 days in advance of the last date on which Participants and Beneficiaries could exercise the affected rights immediately before the commencement of a Blackout Period, and an explanation why at least 30 days advance notice could not be furnished; and

f.	the name, address, and telephone number of the Plan Administrator responsible for answering questions about the Blackout Period.

If following the issuance of the notice there is a change in the beginning or ending date of the Blackout Period, the Plan Administrator shall furnish all affected Participants and Beneficiaries and the issuer of TimkenSteel Common Shares an updated notice explaining the reasons for the change in the date and identifying all material changes in the information contained in the prior notice.

8.         The term “Blackout Period” means, in connection with this Plan, any period for which any ability of Participants or Beneficiaries under the Plan, which is otherwise available under the terms of such Plan, to direct or diversify assets credited to their Accounts, to obtain loans from the Plan, or to obtain distributions from the Plan, is temporarily suspended, limited, or restricted, if such suspension, limitation, or restriction is for any period of more than three consecutive business days. A “Blackout Period” does not include a suspension, limitation, or restriction:

a.	which occurs by reason of the application of the federal securities laws;

b.	which is a change to the Plan which provides for a regularly scheduled suspension, limitation, or restriction which is disclosed to all affected Participants or Beneficiaries through any summary of material modification, any materials describing specific investment alternatives under the Plan, or any changes thereto; or

c.	which applies only to one or more individuals, each of whom is a Participant, an Alternate Payee, or any other Beneficiary pursuant to a qualified domestic relations order.

9.         Any Participant who is not in the possession of material, nonpublic information wishing to engage in a transaction involving more than $10,000 of TimkenSteel Common Shares within a six (6) month period shall first obtain approval from the Company’s Law Department for such transaction. Approval need not be sought for any transaction that does not itself, or together with other transactions by the Participant in TimkenSteel Common Shares during the preceding six month period, exceed $10,000.

B.	DISTRIBUTIONS AND HARDSHIP WITHDRAWALS FROM THE TRUST

1.

a.        The shares held in the Trust for the benefit of a Participant shall be distributed to the Participant at the Participant’s request upon retirement at or after Normal Retirement Age, upon early retirement as provided under the then current Pension Agreement, upon reaching April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2), upon a break in Continuous Service with the Company, to the Participant’s Beneficiary upon the death of the Participant, or as a hardship withdrawal, except as hereinafter provided.

b.       Early retirement shall include retirement at any age under sixty-five (65) years with not less than thirty (30) years of Continuous Service, retirement at the age of sixty (60) years with not less than twenty-five (25) years of Continuous Service, retirement at the age of sixty-two (62) years with not less than fifteen (15) years of Continuous Service, retirement with an actuarially reduced Pension Benefit between the ages of sixty (60) and sixty-two (62) with not less than fifteen (15) years of Continuous Service, retirement due to shutdown or layoff, and retirement due to disability.

c.        Following a Participant’s attainment of his Normal Retirement Age, the Company shall give him notice in accordance with applicable law that Plan payments are being suspended during any month after his Normal Retirement Age and before he retires during which he completes 40 or more Hours of Service (within the meaning of clause (1) of Article I, Section 2(b)). A Participant shall be entitled to receive Plan benefits after his Normal Retirement Age and before he retires during any month in which he completes fewer than 40 such Hours of Service.

2.	a.

The shares and cash held in the Trust for the benefit of a Participant remaining undistributed at the time of the Participant’s death shall be distributed to the Participant’s Beneficiary. Except as provided in Paragraph 2.b. below, (1) the sole Beneficiary of a Participant who is married to or joined in a civil union with a Spouse at the time of his death shall be his Spouse, and (2) the sole Beneficiary of a Participant who is not married to or joined in a civil union with a Spouse at the time of his death shall be his estate.

b.	A Participant may designate one or more beneficiaries other than or in addition to his Spouse or estate, but only in accordance with the following rules:

(1)	A Beneficiary designation may be made, revoked or changed only in writing on a form supplied by the Plan Administrator, signed by the Participant and filed with the Plan Administrator prior to the Participant’s death. If a valid Beneficiary designation is revoked and not replaced with a new and valid Beneficiary designation prior to the Participant’s death, the Beneficiary shall be as provided in Paragraph 2.a. above. An effective Beneficiary designation filed with the Plan Administrator by a Participant shall act to revoke in their entirety all previous benefits designations filed by such Participant.

(2)	A Beneficiary must be a natural person, a trust that meets the requirements provided in Paragraph b.(3) below, the Participant’s estate, or an entity that is a tax-exempt organization qualified under Section 501(c)(3) of the Code. The person, trust or other entity to be designated as a Beneficiary, other than the Participant’s estate, must be in existence at the time the Beneficiary designation is filed with the Plan Administrator. The Plan Administrator may require the Participant to provide evidence of the existence of the designated Beneficiary and, if applicable, the tax-exempt status of the Section 501(c)(3) organization, or the identity of named executor(s) of the Participant’s estate.

(3)	To be designated as a Beneficiary, a trust must meet the following requirements: (a) the trust must be a valid trust under state law (or would be except for the fact that there is no trust corpus); and (b) the beneficiaries of the trust are identifiable from the trust instrument. The Plan Administrator may require the Participant to submit either the entire trust instrument or a certification of the trust on a form provided by the Plan Administrator.

c.

A Participant may elect at any time to waive the surviving Spouse as Beneficiary and may make any such election at any time. Such an election shall not take effect with respect to a DOMA Spouse unless the DOMA

Spouse of the Participant (as of the date of death ) has consented in writing to such election, such election designates a Beneficiary which may not be changed without the consent of the DOMA Spouse (or the consent of the DOMA Spouse expressly permits designations by the Participant without any requirement of further consent by the DOMA Spouse) and the DOMA Spouse’s consent acknowledges the effect of such election and is witnessed by a notary public, or it is established to the satisfaction of the Plan Administrator that the consent required may not be obtained because there is no DOMA Spouse, because the DOMA Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury, may by regulations, prescribe. Any consent by a DOMA Spouse (or establishment that the consent of a DOMA Spouse may not be obtained) shall be effective only with respect to such DOMA Spouse.

3.         All investment options, including TimkenSteel Common Shares, shall be valued using the market value of such investments and the closing price of TimkenSteel Common Shares on the day preceding the distribution, but not to exceed seven (7) business days from the date forms are received by the Trustee.

4. a.	Distributions shall be made in cash in a lump sum or in installments as soon as possible following completion of a distribution request form following one of the events described in Article III, Section B, Paragraph 1, above, provided, however, that a Participant may elect to receive any TimkenSteel Common Shares in his Account as a distribution in kind. Notwithstanding the foregoing, unless the Participant otherwise elects, distribution to a Participant will be made no later than the sixtieth (60th) day after the close of the Plan Year in which Continuous Service is broken, except as the minimum distribution requirements set forth in Article III, Section B, Paragraph 6, below, may otherwise require, or if the value of the Participant’s Account is less than $1,000. No distribution can be made from the Plan, after the Benefit Starting Date, without the written consent of the Participant, except that the Plan will make an immediate lump-sum distribution to a Participant, if the value of the Participant’s Account is not more than $1,000.

b.	If the value of a Participant’s Account balance exceeds $1,000 and the Account balance is immediately distributable, the Participant (or where the Participant has died, the Beneficiary) must consent to any distribution of such Account balance. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant or the surviving Spouse before the Participant attains, or would have attained if not deceased, the later of Normal Retirement Age or age 62. The value of a distribution will be calculated to include any Rollover Contributions and any earnings allocated to Rollover Contributions.

c.

A Participant electing to receive a distribution in installments shall elect the frequency of the distribution which may be monthly, quarterly, semi-annually, or annually over a period not to exceed the recipient’s life expectancy according to procedures established by the Company. A Participant must have a minimum Account balance of $1,000 to elect the installment distribution. After installment payments begin, when the Account balance becomes $1,000 or less, the entire balance will be distributed in a lump-sum payment. Following the Participant’s death, the remainder of the Account balance, if any, shall be distributed to the Participant’s Beneficiary in a lump sum payment regardless of the amount.

d.	Unless the Participant otherwise elects, the payment of benefits to a Participant shall begin no later than the 60th day after the latest of the close of the year in which (a) the Participant attains age sixty-five (65), (b) the Participant completes ten (10) years of Continuous Service, or (c) the Participant terminates his service with the Company. The election to postpone the payment of benefits beyond the time specified above shall be made by submitting to the Plan Administrator a written statement, signed by the Participant, which describes the benefit and the date on which the payment of such benefit shall commence. Such an election may not be made if the exercise of such election will cause benefits payable under this Agreement in the event of the death of the Participant to be more than incidental.

5. a.	For distributions made from the Plan, the appropriate tax withholdings will be made, unless the Participant instructs the Plan Administrator, pursuant to procedures to be implemented by the Plan Administrator, to roll over directly his eligible rollover distribution to an eligible retirement plan. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated Beneficiary, or for a specified period of ten (10) years or more and (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant’s eligible rollover distribution. If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account defined in Section 402 of the Code, an eligible retirement plan with respect to such portion shall include only another designated Roth account and a Roth IRA. For purposes of this provision, a Participant includes an Employee or former Employee, a Participant’s surviving DOMA Spouse, a Participant’s DOMA Spouse or former DOMA Spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, and a Participant’s Beneficiary who is not a DOMA Spouse (provided such beneficiary is a designated beneficiary within the meaning of Section 401(a)(9) of the Code); provided, however, that in the case of a Participant’s Beneficiary who is not a DOMA Spouse, an eligible retirement plan means only an individual retirement account described in Section 408(a) of the Code and an individual retirement annuity described in Section 408(b) of the Code.

b.	All components of a hardship withdrawal are not an eligible rollover contribution.

6.         Required Distributions.

a.	General Rules.

(i)	The requirements of this Article III, Section B, Paragraph 6, shall apply to any distribution of a Participant’s Account and shall take precedence over any inconsistent provisions of this Plan, provided that the requirements of this Article III, Section B, Paragraph 6, shall not enlarge the distribution options currently available to Participants and Beneficiaries under the other provisions of Article III, Section B, of the Plan.

(ii)

All distributions required under this Section shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

(iii)	Except as otherwise provided in Article III, Section B, Paragraph 6.m, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) promulgated on April 17, 2002, notwithstanding any provisions of the Plan to the contrary.

b.	Distributions Commencing During a Participant’s Lifetime.

(i)	The entire interest of a Participant must be distributed to such Participant no later than the Participant’s Required Beginning Date, or must be distributed, beginning not later than the Required Beginning Date, over the life of the Participant or joint lives of the Participant and designated Beneficiary or over a period not extending, beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the designated Beneficiary.

(ii)	Required Beginning Date means, for a Participant who is a 5-percent owner (as defined in Section 416 of the Code), April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

(iii)	Required Beginning Date means, for any Participant who is not a 5-percent owner (as defined in Section 416 of the Code), April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires. Any such Participant attaining age 70 1/2 who is still employed by the Company may elect to defer distribution until the calendar year following the calendar year in which he retires.

(iv)	The applicable distribution period for required minimum distributions for distribution calendar years up to and including the distribution calendar year that includes the Participant’s death is determined using the Internal Revenue Service’s Uniform Lifetime Table for the Participant’s age as of the Participant’s birthday in the relevant distribution calendar year.

c.	Distributions Before Required Beginning Date. Lifetime distributions made before the Participant’s Required Beginning Date for calendar years before the Participant’s first distribution calendar year, need not be made in accordance with this Article III, Section B, Paragraph 6. However, if distributions commence before the Participant’s Required Beginning Date under a particular distribution option, the distribution option fails to satisfy the provisions of Section 401(a)(9) of the Code at the time distributions commence, if under the terms of the particular distribution option, distributions to be made for the Participant’s first distribution calendar year or any subsequent distribution calendar year fail to satisfy Section 401(a)(9) of the Code.

d.	Death After Distributions Have Begun. If distribution of the Participant’s interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death. The applicable distribution period for distribution calendar years after the distribution calendar year containing the Participant’s death is either the longer of the remaining life expectancy of the Participant’s designated Beneficiary or the remaining life expectancy of the Participant. If the Beneficiary is not an individual or does not otherwise meet the requirements of Section 401(a)(9) of the Code, the remaining life expectancy of the Participant must be utilized.

e.	Death Before Required Beginning Date. If the Participant dies before his Required Beginning Date and distribution of his interest, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

f.	Minimum Distribution Amount.

If a Participant’s benefit is to be distributed over:

(i)	a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary, or

(ii)

a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year beginning with the distributions for the first distribution calendar year, must be at least equal to the quotient obtained by dividing the Participant’s benefit by the applicable distribution period. For distribution calendar years up to and including the distribution calendar year that includes the Participant’s death, the required minimum distribution amount is determined under the Uniform Lifetime Tables promulgated by the Internal Revenue Service for the Participant’s age as of his birthday in the relevant distribution calendar year. If a Participant dies on or after the Required Beginning Date, the distribution period available for calculating the amount that must be distributed during the distribution calendar year that includes the Participant’s death is determined as if the Participant had lived throughout the year. If the sole designated Beneficiary of a Participant is the Participant’s surviving DOMA Spouse, for required minimum distributions during the Participant’s lifetime, the applicable distribution period is the longer of the distribution period determined in accordance with the preceding three sentences or the joint life expectancy of the Participant and DOMA Spouse using the Participant’s and DOMA Spouse’s attained ages as of the Participant’s and DOMA Spouse’s birthdays in the distribution calendar year. The DOMA Spouse is the sole designated Beneficiary for purposes of determining the applicable distribution period only if the DOMA Spouse is the sole Beneficiary of the Participant’s entire interest at all times during the distribution calendar year.

g.	Life expectancies for purposes of determining required minimum distributions must be computed using the Single Life Table and the Joint and Last Survivor Table promulgated by the Internal Revenue Service.

h.	If distributions are made in accordance with this Article III, Section B, Paragraph 6, the minimum distribution incidental benefit requirement is satisfied.

i.	Timing of Distributions. The minimum distribution required for the Participant’s first distribution calendar year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that calendar year.

j.	Distribution to a Charitable Organization. If a Participant selects as his Beneficiary a tax-exempt organization qualified under Section 501(c)(3) of the Code, any interest under the Plan payable to said tax-exempt organization must be distributed no later than September 30 of the calendar year following calendar year in which the Participant dies.

k.	Multiple Plans. If a Participant is a participant in more than one qualified retirement plan, the plans in which the Participant participates are not permitted to be aggregated for purposes of testing whether the distribution requirements are met. The distribution of the benefit of the Participant under each plan must separately meet the requirements.

l.	Special Accounts. For purposes of this Plan, the ESOP Account and the Non-ESOP Account for each Participant will be aggregated for purposes of satisfying the minimum distribution rules, unless there are different Beneficiaries for such Accounts, in which case the distribution rules will separately apply.

m.	2009 Required Minimum Distributions.

(i)	2009 RMDs. Notwithstanding the preceding provisions of this Article III, Section B, Paragraph 6, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Article III, Section B, Paragraph 5 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs will be treated as eligible rollover distributions on or after June 8, 2009. Prior to June 8, 2009, a direct rollover was offered only for distributions that would be eligible rollover distributions without regard to Section 401(a)(9)(H) of the Code.

(ii)	Extended 2009 RMDs. Notwithstanding the preceding provisions of this Article III, Section B, Paragraph 6, a Participant or Beneficiary who would have been required to receive 2009 RMDs but for the enactment of Section 401(a)(9)(H) of the Code, and who would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. For purposes of applying the direct rollover provisions of Article III, Section B, Paragraph 5 of the Plan, Extended 2009 RMDs are not treated as eligible rollover distributions.

(iii)

Rollover Contributions. Subject to the timing requirements outlined in applicable rules and regulations, a Participant may contribute to the Trust as a Rollover Contribution any 2009 RMDs and Extended 2009 RMDs distributed from the Plan to the Participant.

7.         A Participant or Beneficiary otherwise entitled to a distribution from the Plan may elect to retain said distribution in the Plan until such time as the Participant or Beneficiary shall direct the Company to make said distribution, provided that such distribution must be made not later than the time specified in Article III, Section B, Paragraphs 5 and 6 above. Upon written notice (or by any other method approved by the Company) from the Participant or Beneficiary, such distribution shall be made in cash in a lump sum or in installments as soon as possible after the notice is received, provided, however, that a Participant may elect to receive any TimkenSteel Common Shares in his Account as a distribution in kind. During the time such distribution remains in the Plan, the Participant may make the investment transfers described in Article III, Section A, Paragraph 2 above.

8.         The assets of the Trust to be distributed to a Participant or Beneficiary shall include dividends attributable to investment in TimkenSteel Common Shares and Timken Common Shares which are payable to shareholders of record as of the end of the quarter with respect to which the calculation is being made.

9.	a.

Partial or total distributions of his Wage Reduction Contribution Account, Rollover Contribution Account and/or Company Contribution Account may also be made to a Participant, upon application to the Company, in cases of hardship. The distribution will be drawn pro-rata from all the available investment funds. Any TimkenSteel Common Shares or Timken Common Shares held in any of these Accounts which will comprise part of the distribution shall be liquidated by the Trustee prior to the distribution to the Participant. If a Participant elects a withdrawal prior to the date he retires, becomes disabled, or terminates his service with the Company, such withdrawal will require the consent of the Plan Administrator and such consent shall be given only if the Plan Administrator determines that the purpose of the withdrawal is to meet immediate and heavy financial needs of the Participant, the amount of the withdrawal does not exceed such financial need, and the amount of the withdrawal is not reasonably available from the resources of the Participant.

b.

The determination of whether a Participant has an immediate and heavy financial need will be made on the basis of all relevant facts and circumstances. Financial needs which will be deemed immediate and heavy financial need are the purchase of a primary residence (excluding mortgage payments) of the Participant, payment of post-secondary educational tuition for a year for the Participant, the Participant’s DOMA Spouse, Spouse that is a Beneficiary, children or dependents (as defined in Section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to Sections 152(b)(1), (b)(2), or (d)(1)(B) of the Code), health care expenses incurred by a Participant or his dependents (in the case of medical care for a Spouse who is a Beneficiary but not a DOMA Spouse, determined as if such Spouse were a DOMA Spouse), the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of a Participant’s principal residence, payment for burial or funeral expenses for the Participant’s deceased parent, DOMA Spouse, Spouse that is a Beneficiary, children or dependents (as defined in Section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code), and expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code.

c.	The determination of whether a distribution is necessary to satisfy an immediate and heavy financial need shall be made on the basis of all relevant facts and circumstances. A distribution will be deemed to satisfy an immediate and heavy financial need if it is not in excess of the amount of the immediate and heavy financial need of the Participant (grossed up to reflect the income taxes that will be assessed on the distribution, if the Participant so requests), the Participant has obtained all distributions (other than hardship distributions) under all plans maintained by the Company, has elected to receive cash dividends on TimkenSteel Common Shares pursuant to Article VIII, Section F, and the Participant agrees that all Wage Reduction Contributions and all other Participant contributions to all retirement plans maintained by the Company will be suspended until six (6) months after receipt of the hardship distribution.

d.

Such election may be made at any time, but not more frequently than once a year for reasons other than the payment of post-secondary education tuition. Elections for the payment of post-secondary education tuition may be made as often as every calendar quarter, and may be made in addition to a withdrawal for a non-tuition payment reason. All withdrawal elections shall be made by a Participant on written forms supplied by the Plan Administrator for that purpose. Such distributions shall be processed immediately following the completion of the application procedure.

10.         A Participant may obtain a loan from the Trust upon proper application to the Trust pursuant to procedures established by the Plan Administrator. The Participant may borrow only the assets in his Account. The nature and amount of the loan must conform to the following rules and limits:

a.	The minimum loan amount is $1000.

b.	The maximum loan amount is fifty percent (50%) of the Participant’s Beneficial Loan Interest, provided, that no loan may be greater than $50,000, reduced by the highest outstanding loan balance from the Plan during the one (1)-year period ending on the day before the date on which such loan is made. The Trustee will accept only the Participant’s Accrued Benefit as collateral for loans.

c.	The term of the loan cannot exceed four (4) years. The term of a loan may be extended beyond four (4) years for a Participant on military leave from the Company with the term of extension not to exceed the length of such military service.

d.	A Participant may have only one (1) loan from this Plan in effect at any one time and may apply for only one (1) loan within each twelve (12)-month period.

e.	The Plan Administrator will establish the rate of interest to be charged on all loan balances. This rate of interest will be one percent (1%) in excess of the prime rate as published in the Wall Street Journal the first business day of the month in which the loan is granted. A Participant on military leave from the Company may be entitled to the interest rate reduction provided in the Soldiers’ and Sailors’ Civil Relief Act of 1940.

f.	The loan shall be repaid by the Participant, if the Participant is an active Employee, through payroll deduction as established by the loan agreement. If the Participant is not an active Employee, the Participant and the Company shall agree to a repayment schedule which shall be incorporated in the loan agreement. The loan may be repaid in full at a date earlier than provided in the loan agreement with no penalty. Interest paid by the Participant will be credited directly to the Participant’s Account. The loan fee of not more than $50.00 per loan will be paid by the Participant at the time the loan is obtained and a loan maintenance fee of no more than $3.75 per quarter will be assessed during the term of the loan for loans obtained after a date no earlier than February 1, 2012.

g.

The loan amount will be taken on a pro-rata basis from the Beneficial Loan Interest in all investment options at the time of the loan. If a Participant has selected TimkenSteel Common Shares as an investment option, the Participant can choose whether the pro-rata loan amount is taken from the Participant’s ESOP Account or Non-ESOP Account. Repayments will be redeposited into the Participant’s current investment options and contributions using the current ratio. No repayments will be deposited in ESOP Accounts.

h.	If a Participant does not repay a loan which he or she may have from the Plan, the Trustee will declare such loan to be in default when the loan is in arrears of repayment for more than ninety (90) days. The Trustee may take steps to preserve Plan assets, if necessary, in the event of such default. Once default has been established, the amount of the loan in default (unpaid principal and the interest accrued thereon) shall be treated as a distribution from the Plan in the Plan Year in which the default occurs. The amount of the default will not constitute part of subsequent distributions from the Trust.

i.	The proceeds of the loan cannot be applied toward the purchase of any securities.

j.	Loan repayments may be suspended under this Plan as permitted by Section 414(u) of the Code.

k.	Loans may be applied for on any business day. Loan applications shall be made through the interactive voice response system or the website of the Plan’s recordkeeper.

11.	a.

When a Participant has satisfied the eligibility requirements of the Plan, the Company may transfer the Participant’s Account balance under another qualified defined contribution plan or a conduit individual retirement account which authorizes such transfers to the Plan. The Plan Administrator may establish such non-discriminatory restrictions and rules applicable to such transfers from the Plan and transfers to the Plan as it may determine to be necessary or desirable to maintain the qualified status of the Plan. In no event shall any amount be transferred to the Trust from a defined benefit pension plan or a money purchase pension plan.

b.	The Company may transfer a Participant’s Account under the Plan to another qualified defined contribution plan maintained by the Company, when the Participant transfers employment from an employee group covered by the Plan to an employee group not so covered, provided that the other plan accepts such transfers. Accounts so transferred shall be subject to such rights, restrictions, and features (including vesting provisions) applicable to assets in similar accounts contributed to and held under the other plan.

c.

If any portion of a Participant’s benefit is transferred in a distribution calendar year with respect to that Participant in order to satisfy the minimum distribution rules in Article III, Section B, Paragraph 6, the transferor plan must determine the amount of the required minimum distribution with respect to that Participant for the calendar year of the transfer using the Participant’s benefit under the transferor plan before the transfer. If any portion of a Participant’s benefit is transferred in the Participant’s second distribution calendar year, but on or before the Participant’s required beginning date, in order to satisfy Article III, Section B, Paragraph 6, the transferor plan must determine the amount of the minimum distribution requirement for the Participant’s first distribution calendar year based on the Participant’s benefit under the transferor plan before the transfer. The transferor plan may satisfy the minimum distribution requirement for the calendar year of the transfer (and the prior year if applicable) by segregating the amount which must be distributed from the Participant’s benefit and not transferring that amount. Such amount may be retained by the transferor plan and must be distributed on or before the date required under Article III, Section B, Paragraph 6, of the Plan.

12.         If overpayments or underpayments of benefits under the Plan have been made to a Participant or Beneficiary, the amount of benefits will be appropriately adjusted, provided that the correction of any underpayments shall not result in the payment of interest to a Participant or Beneficiary on any such underpaid amounts.

C.	EQUITY DETERMINATION

1.         The Company may amend or revoke the Wage Reduction Contribution election of any Participant at any time, if the Company determines that such revocation or amendment is necessary to ensure that the annual addition to a Participant’s Account for any Plan Year will not exceed the limitations of Article II, Section C, Paragraph 1, or to ensure that the discrimination tests of Section 401(k) or 401(m) of the Code are met for such Plan Year. The discrimination tests shall be (1) that the Employees eligible to benefit under this Plan shall satisfy the nondiscrimination provisions of Section 410(b)(1) of the Code and (2) that the actual deferral percentage for Highly Compensated Employees (as defined in Article I, Section 18) for such Plan Year bears a relationship to the actual deferral percentage for all other eligible Employees for the preceding Plan Year which meets either of the following tests:

a.	the actual deferral percentage for the group of Highly Compensated Employees is not more than the actual deferral percentage of all other eligible Employees multiplied by 1.25, or

b.	the excess of the actual deferral percentage for the group of Highly Compensated Employees over that of all other eligible Employees is not more than two (2) percentage points, and the actual deferral percentage for the group of Highly Compensated Employees is not more than the actual deferral percentage of all other eligible Employees multiplied by two (2).

For purposes of this Section, the actual deferral percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

a.	the amount of Wage Reduction Contributions actually paid to the Trust on behalf of each such Employee for such Plan Year, to

b.	the Employee’s compensation (as defined in Section 414(s) of the Code) for such Plan Year.

For purposes of determining whether the Plan satisfies the actual deferral percentage test, all Wage Reduction Contributions that are made under two or more plans that are aggregated for purposes of satisfying Sections 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of satisfying Section 401(k) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. In calculating the actual deferral percentage, the actual deferral ratio of a Highly Compensated Employee will be determined by treating all plans subject to Section 401(k)

of the Code under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan and in the event that such plans have different plan years, all Wage Reduction Contributions made during the Plan Year under all such plans shall be aggregated. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury Regulations issued under Section 401(k) of the Code shall be treated as separate arrangements.

2.         The Company may amend or revoke the Wage Reduction Contributions election of any Participant at any time, if the Company determines that such revocation or amendment is necessary to insure that the discrimination tests of Section 401(m) of the Code are met for such Plan Year. The discrimination tests shall be that the actual contribution percentage for Highly Compensated Employees (as defined in Article I, Section 18) for such Plan Year bears a relationship to the actual contribution percentage for all other eligible Employees for the preceding Plan Year which meets either of the following tests:

a.	the actual contribution percentage for the group of Highly Compensated Employees is not more than the actual contribution percentage of all other eligible Employees multiplied by 1.25, or

b.	the excess of the actual contribution percentage for the group of Highly Compensated Employees over that of all other eligible Employees is not more than two (2) percentage points, and the actual contribution percentage for the group of Highly Compensated Employees is not more than the actual contribution percentage of all other eligible Employees multiplied by two (2).

For purposes of this Section, the actual contribution percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

a.	the amount of any Wage Reduction Contributions that are treated by the Company as matching contributions to the Plan, to

b.	the Employees’ compensation (as defined in Section 414(s) of the Code) for such Plan Year.

For purposes of determining whether the Plan satisfies the actual contribution percentage test of Section 401(m) of the Code, all matching contributions that are made under two or more plans that are aggregated for purpose of satisfying Sections 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of satisfying Section 401(m) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. In calculating the actual contribution percentage, the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Section 401(m) of the Code under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan and in the event that such plans have different plan years, all matching contributions made during the Plan Year under all such plans shall be aggregated. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury Regulations issued under Section 401(k) of the Code shall be treated as separate arrangements.

3.         In the event that the Plan should fail to meet the test set forth in Article III, Section C, Paragraph 1, the amount of excess contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling methods:

a.	the total dollar amount of excess contributions is determined by reducing contributions on behalf of Highly Compensated Employees in the order of their deferral percentages, beginning with the highest of such percentages and continuing until the actual deferral percentage test is satisfied;

b.	the amount determined in a. above is reallocated beginning with the Highly Compensated Employee with the highest dollar amount of contributions taken into account in performing the actual deferral percentage test to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of such contributions and continuing in succeeding order of the Highly Compensated Employees until all excess aggregate contributions are accounted for as determined in a. above;

c.	each Highly Compensated Employee will receive a distribution of his portion of excess aggregate contributions determined in step b. above.

For each Highly Compensated Employee, the amount of excess contributions is equal to the total Wage Reduction Contributions on behalf of the Participant.

Excess contributions (and income allocable thereto through the last day of the Plan Year in which such excess contributions were made) are distributed in accordance with this Article III, Section C, Paragraph 3, only if such excess contributions (and allocable income) are designated by the Company as a distribution of excess contributions (and income) and are distributed to the appropriate Highly Compensated Employees after the close of the Plan Year in which the excess contributions occurred and within twelve months after the close of such Plan Year.

A corrective distribution of excess contributions (and income) is includable in gross income of the Participant in the taxable year of the Participant in which it is distributed.

The amount of excess contributions to be distributed under this Article III, Section C, Paragraph 3, with respect to a Participant for a Plan Year shall be reduced by any excess Wage Reduction Contribution elections under Article II, Section C, previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year. The amount of excess Wage Reduction Contribution elections that may be distributed under Article II, Section C, with respect to a Participant for a calendar year shall be reduced by any excess contributions previously distributed with respect to such Participant for the Plan Year beginning with or within such calendar year. In the event of a reduction under this paragraph, the amount of excess contributions includable in the gross income of the Participant and the amount of excess contributions reported by the Company as includable in the gross income of the Participant shall be reduced by the amount of the reduction under this Paragraph.

4.         In the event that the Plan should fail to meet the test set forth in Article III, Section C, Paragraph 2, the amount of excess aggregate contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling methods:

a.	the total dollar amount of excess aggregate contributions is determined by reducing contributions on behalf of Highly Compensated Employees in the order of their contribution percentages, beginning with the highest of such percentages and continuing until the actual contribution percentage test is satisfied;

b.	the amount determined in a. above is reallocated beginning with the Highly Compensated Employee with the highest dollar amount of contributions taken into account in performing the actual contribution percentage test to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of such contributions and continuing in succeeding order of the Highly Compensated Employees until all excess aggregate contributions are accounted for as determined in a. above;

c.	each Highly Compensated Employee will receive a distribution of his portion of excess aggregate contributions determined in step b. above.

The amount of excess aggregate contributions with respect to an Employee for a Plan Year shall be determined only after first determining the excess contributions that are treated as Employee contributions for the Plan Year due to recharacterization. For each Highly Compensated Employee, the amount of excess aggregate contributions is equal to the total Wage Reduction Contributions, treated as matching contributions, on behalf of the Participant.

Excess aggregate contributions (and income allocable thereto through the last day of the Plan Year in which such excess contributions were made) are distributed in accordance with this Article III, Section C, Paragraph 4, only if such excess aggregate contributions (and allocable income) are designated by the Company as a distribution of excess aggregate contributions (and income) and are distributed to the appropriate Highly Compensated Employees after the close of the Plan Year in which the excess aggregate contributions occurred and within twelve months after the close of the following Plan Year.

ARTICLE IV - GENERAL CONDITIONS CONCERNING THE PLAN

A.	MERGER, CONSOLIDATION, OR TRANSFER

In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefits which would be paid to each Participant in this Plan (if this Plan terminated immediately after the merger, consolidation, or transfer) shall be equal to or greater than the benefit each Participant would have been entitled to receive immediately before the merger, consolidation, or transfer, (if this Plan had then terminated).

B.	NON-ALIENATION OF PARTICIPANTS’ INTERESTS

1.         No right to the monies contributed by a Participant under this Plan, nor in any assets held by the Trustee, shall be subject in any manner to alienation, assignment, encumbrance, pledge, sale, or transfer of any kind prior to being distributed to the Participant as provided in the Plan. However, the Trustee is granted in the Trust Agreement a lien on Trust assets for the payment of Trustee fees and expenses. If at any time prior thereto a Participant shall attempt to alienate, assign, encumber, pledge, sell, or otherwise transfer his or her right to any shares or monies held by the Trustee, such attempted alienation, assignment, encumbrance, pledge, sale, or transfer shall be of no effect. To the extent permitted by law, the interest of a Participant shall also be protected from involuntary attachment, garnishment, or levy. In the event of an attempted attachment, garnishment, or levy of the Participant’s interest in the Trust, the Participant will be promptly notified; but the Trustee shall have no obligation to resist such action. In no event shall any person be entitled to the distribution of shares or the payment of monies held by the Trustee prior to the time when distribution is to be made to the Participant as provided in the Plan.

2.         Section B, Paragraph 1, above shall not apply if the attachment or garnishment of the Participant’s interest in the Trust is to be made pursuant to a qualified domestic relations order, as determined under the procedures of this Plan. A domestic relations order is a judgment, decree, or order that relates to the provision of child support, alimony payments, or marital property rights to a DOMA Spouse, former DOMA Spouse, child, or other dependent of a Participant and is made pursuant to a state domestic relations law. A domestic relations order is qualified if it creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan, specifies (a) the name and last known mailing address of the Participant and of each Alternate Payee covered under the order, (b) the amount or percentage of the Participant’s benefits to be paid to any Alternate Payee or the manner in which such amount or percentage is to be determined, (c) the number of payments or the period to which the order applies, and (d) each plan to which the order relates. Such order cannot require the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan; it cannot require the Plan to provide increased benefits (determined on the basis of actuarial value), and it cannot require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a qualified domestic relations order.

3.         Each Alternate Payee under a qualified domestic relations order shall have the right from time to time to file with the Company a written request regarding the time and manner of payment of the Alternate Payee’s interest in the Plan pursuant to such qualified domestic relations order. Provided such qualified domestic relations order complies with the Code, such request shall be considered by the Company and shall be acted upon in accordance with the terms of such qualified domestic relations order. The options available to an Alternate Payee shall be those set forth in Article III, Section B, Paragraph 3, unless otherwise modified by the qualified domestic relations order, provided that said qualified domestic relations order cannot enlarge the options available under Article III, Section B, Paragraph 3. If an Alternate Payee so desires, distribution of an Alternate Payee’s interest in the Trust may be distributed to such Alternate Payee, as soon as such qualified domestic relations order is approved by the Company and by the court.

C.	CONDITIONS TO THE EFFECTIVENESS AND CONTINUANCE OF THE PLAN

1.         The Company will not be required to make any contributions (Wage Reduction Contributions or Company Contributions) to the 401(k) Trust required to be established under this Plan or to place any part of the Plan into operation, unless and until it shall have received from the Internal Revenue Service a currently effective ruling or rulings, satisfactory to the Company, that such Trust is a qualified Trust under Sections 401(a), 401(k), and 401(m) of the Code, and exempt from Federal Income Tax under Section 501(a) of the Code. Continued contributions to the Trust and operation of the Plan shall be conditioned upon retaining such favorable ruling or rulings from the Internal Revenue Service.

2.         The Company will not be required to make any contributions (Wage Reduction Contributions or Company Contributions) to the 401(k) Trust required to be established under this Plan or to place any part of the Plan into operation, unless and until it shall have determined that no action will be taken by the Securities and Exchange Commission concerning such Trust or any information contained or omitted in a registration statement for the Plan. Continued contributions to the Trust and operation of the Plan shall be conditioned upon further determinations by the Company that the Securities and Exchange Commission will take no action concerning the Trust or any information contained or omitted in a registration statement for the Plan.

3.         In the event the Plan fails to qualify under the applicable provisions of the Code, initially or as amended, the contributions shall be returned to the Company and the Participants.

ARTICLE V - ADMINISTRATION OF THE PLAN

A.	PLAN ADMINISTRATION

1.        The Plan Administrator shall have full and complete discretionary authority with respect to all matters that arise in connection with the administration of this Plan, including, but not limited to, all decisions, findings of fact, power to construe said Plan, to interpret language of the Plan, to determine all questions that shall arise hereunder, including questions on eligibility and participation of Employees and all matters necessary for it to administer the Plan. The decision of the Plan Administrator on any matter is final and binding on all.

2.        The Plan established by this Agreement is maintained for the exclusive benefit of Participants and Beneficiaries, and the Plan’s terms, including those relating to coverage and benefits, are legally enforceable.

3.        A Plan Administrative Committee shall be appointed by the Plan Administrator. The Plan Administrative Committee shall be responsible for assisting the Plan Administrator in its duties with respect to administration of the Plan. The Plan Administrative Committee shall perform its role without any discretionary authority or control. No individual member of the Plan Administrative Committee shall have authority to make any decision on his own, but rather shall provide input to the Plan Administrator with respect to the exercise of its duties hereunder. The Plan Administrative Committee will give input to the Plan Administrator with respect to all determinations as to the right of any persons to benefits under the Plan in accordance with the governing Plan documents.

4.        The Investment Committee shall be responsible for the management of investments for the Plan. The Investment Committee may, from time to time, retain the services of one or more persons or firms designated as an Investment Manager, as described below, for the management of (including the power to acquire and dispose of) all or any part of the Trust.

The Investment Committee will also be responsible for the selection of investment options to be available to Participants for investment of their accounts under the Plan. The Investment Committee may establish an investment policy statement for the Plan and shall regularly assess the holding of TimkenSteel Common Shares in the Trust. The Company, as plan sponsor, shall determine the composition of the Investment Committee. The Investment Committee will act as a committee, with no single individual of such Investment Committee responsible or able to control the Investment Committee’s decision.

Any external firm or person designated as an “Investment Manager” must be registered as an investment advisor under the Investment Advisors Act of 1940, a bank (as defined in that Act), or an insurance company qualified to perform, manage, acquire or dispose of trust assets under the laws of more than one State of the United States. Each such Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the assets of the Trust under its authority and management. The Investment Committee may modify or terminate the designation and authority of any Investment Manager from time to time. So long as and to the extent that any designation is in effect, the Trustee shall invest and reinvest that portion of the Trust assigned to an Investment Manager in accordance with the instructions received from such Investment Manager, and, with respect to such portion of the Trust managed by such Investment Manager, shall follow any instructions received by it from such Investment Manager. The Trustee shall be under no duty to review the investments made or held in any portion of the Trust over which an Investment Manager has been given investment authority nor shall it be under any obligation to invest or otherwise manage any assets of the Trust which are subject to the management of such Investment Manager or Managers. Such assets shall expressly be held by such Investment Manager as custodian of such assets.

B.	INFORMATION AS TO THE PLAN

1.        The Company agrees to furnish the following additional items of information to the Union:

Information shall be furnished (a) to the District Director at Columbus, Ohio, in five (5) copies, (b) effective as of December 31 of the years in which this Agreement is in effect, and (c) within one hundred twenty (120) days from the 31st day of December of the years in which this Agreement is in effect.

a.	Information

(1)	Name of Trustee.

(2)	Number of employees making contributions to the Plan.

(3)	List of distributions made during preceding year showing:

(a)	Social Security number, clock number, name, and address of recipient.

(b)	Date hired.

(c)	Amount of distribution.

(4)	Financial information.

(a)	Assets of funds at beginning of year.

(b)	Participant contributions during year.

(c)	Company Contributions during year.

(d)	Net amount of income for year.

(e)	Net amount of disbursements.

(f)	Assets of funds at end of year.

C.	SETTLEMENT OF DISPUTES (EFFECTIVE JANUARY 1, 2002)

1.	a.

The Plan Administrative Committee will give input to the Plan Administrator with respect to all determinations as to the right of any persons to benefits under the Plan. Any denial by the Plan Administrative Committee of a claim for benefits under the Plan by a claimant, which may be a Participant or Beneficiary will be stated in writing by the Plan Administrative Committee and delivered or mailed to the claimant within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the Plan Administrative Committee determines that special circumstances require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrative Committee expects to render the benefit determination, which cannot exceed a period of 90 days from the end of the initial period.

b.	Manner and Content of Notification of Benefit Determination. The Plan Administrative Committee shall provide a claimant with written or electronic notification of any adverse benefit determination. The notification shall set forth in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse determination;

(ii)	Reference to the specific plan provisions on which the determination is based;

(iii)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)	A description of the Plan’s grievance and arbitration procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

2.	a.

If any dispute shall arise between any Participant or Beneficiary applying for a benefit and the Plan Administrative Committee or between any Participant or Beneficiary applying for a benefit and the Company, as to such Participant’s or Beneficiary’s entitlement to a benefit or the amount of his benefit, such dispute may be disposed of in the manner provided for in the Adjustment of Grievances, commencing with the last step in the grievance procedure preceding arbitration of the collective bargaining agreement in effect at the time such action is taken.

b.

Any Participant or Beneficiary who wishes to submit such a dispute to such step of the grievance procedure must have a notice of his intention to do so filed by the Representative of the International Union with the Administrator postmarked within sixty (60) days from the date of the notice to him of the action to which he objects. The Participant or Beneficiary shall state clearly and concisely, in such notice of his intention to submit such dispute to such step of the grievance procedure, all facts which are the basis of his grievance; and if he claims that any Article or Articles of this Plan are involved, he shall specify such Article or Articles. The notice from the Administrator shall advise such Participant or Beneficiary of his right to submit such dispute to such step of the grievance procedure within said time.

c.	The arbitrator, in deciding any such dispute and only insofar as necessary to decide such dispute, shall have authority only to interpret and apply the provisions of this Plan to the facts as presented in evidence to him, but he shall not have the authority to add to or subtract from or, in any way, to alter or amend any of such provisions. The decision of the arbitrator on such dispute, which shall properly have been referred to him, shall be final and binding upon the Company, the Union, Participant or Beneficiary, and the Plan Administrative Committee unless said decision was procured or induced by corruption, fraud, or undue means or was beyond the scope of the arbitrator’s authority herein provided.

3.        If no appeal to arbitration is taken in accordance with Section C hereof from any decision of the Plan Administrative Committee either awarding or denying a benefit under this Plan, or modifying or reversing any earlier decision awarding or denying such benefit, such decision of the Plan Administrative Committee shall be final and binding upon said Participant or Beneficiary or any person on his behalf and upon the Union.

ARTICLE VI - AMENDMENT OF 401(k) PLAN

A.         The Company expects to continue this Plan indefinitely, but the Company has the right to amend the Plan in any other respect and in any manner not inconsistent with the 2012 401(k) Agreement, as such may be modified by the TimkenSteel MOU (the “401(k) Agreement”). Any such amendment shall be in writing. All Participants and all persons claiming any interest hereunder shall be bound thereby. No amendment:

1.	shall have the effect of vesting in the Company any interest in any property held subject to the terms of the Plan;

2.	shall cause or permit any property held subject to the terms of the Plan to be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries;

3.	shall reduce the interest of a Participant in the Trust property as of that time or his or her right to enjoy such interest without the written consent of the Participant; or

4.	shall increase the duties or liabilities of the Trustee without its written consent.

B.         An amendment to the Plan may not reduce the benefits accrued to any Participant unless (1) such amendment is necessary to establish or maintain the qualification of the Plan under the Code or to conform the Plan to the requirements of ERISA or other applicable legislation, or (2) if not so necessary, and the amendment is effective retroactively, such amendment is in accordance with Section C below.

C.        An amendment may reduce the Accrued Benefit of participants as of the date of the adoption of the amendment, provided that:

1.	the amendment is adopted no later than 2-1/2 months after the end of the Plan Year in which the amendment becomes effective;

2.	the accrued benefits of participants as of the beginning of the Plan Year in which the amendment becomes effective are not reduced; and

3.	the amendment shall not take effect until (a) a notice of such amendment is filed with the Secretary of Labor and (b) either the Secretary of Labor has approved such amendment or, if the Secretary of Labor has neither approved nor disapproved such amendment, ninety days have elapsed since the date on which such notice was filed.

D.        If an amendment changes the vesting provisions, any Participant with at least three years of service on the date of adoption, or, if later, the effective date of the amendment, may, within ninety days after he is notified of his right to do so, elect to have the amount of his vested benefit determined on the basis of the Plan provisions in effect immediately prior to the effective date of the amendment.

E.        An amendment may not reduce the vesting percentage of any Participant as of the later of (1) the effective date of the amendment or (2) the date of the adoption of the amendment.

F.        Neither the consent of any Participant nor of any other payee is required for any amendment to the Plan.

G.        In the event that amendments to this Plan are necessary or desirable for the purpose of (1) obtaining a favorable ruling by the Internal Revenue Service concerning the qualification of or any matter arising under this Plan, (2) clarifying any ambiguity, correcting any apparent error, or supplying any omission from the provisions of this Plan, or (3) facilitating or improving the administration of this Plan, such amendments may be made by the Company.

ARTICLE VII - TERMINATION OF 401(k) PLAN

A.         The Plan may be terminated in whole or in part by the Company at any time, except to the extent that such termination would violate the 401(k) Agreement. Upon a partial termination, the procedure and allocations applicable to a total termination of the Plan will apply to the group or groups of Participants for whom this Plan terminates.

Upon termination of the Plan, the rights of each Participant are non-forfeitable with respect to the Plan benefits accrued to the date of such termination, to the extent that such benefits are then funded and subject to any curtailment and reduction necessary for qualification or continued qualification under any tax law, or as is necessary for this Plan to meet the requirements of ERISA or any other applicable law. The available Plan assets will be disposed of through the distribution of assets as outlined in Article III.

The Plan Administrator is authorized to make any necessary adjustment in the above procedures and allocations applicable at termination of the Plan in order to meet any requirements imposed on the Plan pursuant to any of the terms of ERISA.

ARTICLE VIII - ESOP PROVISIONS

A.        Establishment of ESOP - An employee stock ownership plan (“ESOP”) that is intended to meet the requirements of Section 4975(e)(7) of the Code shall be established as a component of the Plan. Such component of the Plan is designed to invest primarily in TimkenSteel Common Shares and consists of the ESOP Accounts of all Participants. This component of the Plan is segregated as a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii). This Article VIII is effective notwithstanding any other provision of the Plan to the contrary or to the extent that the implementation of any such other provision of the Plan would violate or otherwise limit the effect of this Article.

B.        ESOP Account - The ESOP Account of each Participant shall be credited and debited periodically during each Plan Year in which the ESOP is maintained with any additions or reductions in the number of TimkenSteel Common Shares held for such Participant in the Plan due to the reallocation of the investment of the Participant’s Account, and with any stock and cash dividends paid on TimkenSteel Common Shares held in the Participant’s ESOP Account. The Trustee shall establish an ESOP Account in the name of each Participant and shall thereafter maintain a record thereof. It shall be credited with all Wage Reduction Contributions, Rollover Contributions, and Company Contributions that the Participant has elected to invest in TimkenSteel Common Shares.

C.        Nondiscrimination Test - For purposes of applying the tests under Article III, Section C for any Plan Year in which (a) the ESOP is maintained and (b) the requirements of Section 401(k)(12) and 401(m)(11) of the Code are not satisfied, a single actual deferral percentage and actual contribution percentage, as necessary, will be calculated for the group of Participants who are Highly Compensated Employees and a single actual deferral percentage and actual contribution percentage will be calculated, as necessary, for the group of all other Eligible

Employees for a Plan Year, by reason of the fact that, notwithstanding the ESOP, all Wage Reduction Contributions made in such Plan Year are allocated to the Participant’s Non-ESOP Wage Reduction Contribution Account in such Plan Year (including any Wage Reduction Contributions that are invested in TimkenSteel Common Shares) and such account is not part of the ESOP portion of the Plan.

D.        Investment Direction - To the extent a Participant’s Account includes amounts originally allocated to an account subject to the Participant’s investment direction under Article III, Section A, Paragraph 1 of the Plan, including Company Contributions, the Participant shall retain the right to direct investments subject to the provisions of Article III, Section A, Paragraph 1 of the Plan.

E.        Vesting – A Participant shall have a non-forfeitable interest in the ESOP Account.

F.        Payment of Dividends

(1)

If administratively feasible and approved by the Company, any cash dividends paid with respect to TimkenSteel Common Shares in the ESOP as of the record date shall be paid, at the election of the Participant (or his Beneficiary), to the Participant (or his Beneficiary), or to the Plan and reinvested in TimkenSteel Common Shares. Dividends paid to a Participant (or his Beneficiary) in accordance with this election shall be paid in a manner and in accordance with procedures established by the Company (i) in cash directly to the Participant (or his Beneficiary), or (ii) to the Plan and subsequently distributed to the Participant (or his Beneficiary) in cash no later than ninety (90) days after the close of the Plan Year in which the dividends are paid to the Plan. Dividends described in this Section F will be paid to the Plan and reinvested in TimkenSteel Common Shares with respect to any Participant (or Beneficiary) who does not affirmatively elect to have such dividends paid to him.

(2)	For purposes of this Section F, “Participant” includes a Participant who is no longer employed by the Company but still has an Account in the Plan.

(3)	This Section F is intended to comply with Section 404(k) of the Code and shall be interpreted and construed accordingly.

G.        Voting and Tender of ESOP TimkenSteel Common Shares - Each Participant, each Beneficiary who has succeeded to the interest of a Participant and each Alternate Payee (“Eligible Participants and Beneficiaries”) in this Plan shall have the authority to direct the exercise of voting rights as to whole TimkenSteel Common Shares held as part of the ESOP for the benefit of the Eligible Participant or Beneficiary as of the most current Valuation Date available preceding the record date for the shareholders’ meeting. The Trustee shall furnish the Company’s Annual Report, Notice of Annual Meeting, Proxy Statement, Proxy Card and other shareholder information to each Eligible Participant and Beneficiary and shall solicit each Eligible Participant’s and Beneficiary’s vote; the Company reserves the option to retain the Trustee to perform these services. All other TimkenSteel Common Shares held in the Trust, including shares not voted by Eligible Participants or Beneficiaries or not yet allocated to Eligible Participants or Beneficiaries, are to be voted by the Trustee in conformity with applicable law, taking into account votes directed by Eligible Participants and Beneficiaries.

H.        Right to Receive a Distribution of TimkenSteel Common Shares - In accordance with Article III, Section B, Paragraph 4(a), distribution of a Participant’s ESOP Account when permitted or required under Article III, Section C, will be made in cash.

I.        Commencement of Distributions - If a Participant or Beneficiary elects, distribution of the balance of a Participant’s ESOP Account will be made or will commence not later than one year after the close of the Plan Year:

a.	in which the Participant separates from service by reason of the attainment of normal retirement age under the Plan, age 70 1/2, disability, or death, or

b.	which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Company before distribution is required to begin under this clause.

J.        Put Option

a.

At such times as TimkenSteel Common Shares are not readily tradable on an established market at the time of distribution of a Participant’s ESOP Account, the Company shall issue a Put Option to each Participant or Beneficiary receiving a distribution of TimkenSteel Common Shares from the Plan. The Put Option shall permit the Participant or Beneficiary to sell such TimkenSteel Common Shares under a fair valuation formula during the sixty (60) consecutive day period following the date the TimkenSteel Common Shares were distributed to the Participant or Beneficiary, at which time the Put Option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse occurs, an independent appraiser (meeting requirements similar to the requirements of the Treasury Regulations prescribed under Section 170(a)(1) of the Code) shall determine the value of the TimkenSteel Common Shares, and the Trustee shall notify each Participant or Beneficiary who received a distribution who did not exercise the initial put option prior to its temporary lapse in the preceding Plan Year of the revised value of the TimkenSteel Common Shares. The time during which the Put Option may be exercised shall recommence on the date such notice of revaluation is given and shall permanently terminate sixty (60) days thereafter.

b.	The Trustee may, in its discretion and with the consent of the Company, cause the Trust to assume the rights and obligations of the Company at the time the Put Option is exercised, insofar as the repurchase of TimkenSteel Common Shares is concerned. The period during which the Put Option is exercisable shall not include any period during which the holder is unable to exercise such put option because the Company is prohibited from honoring it by Federal and State law. The Company or the Trustee, as the case may be, must pay for TimkenSteel Common Shares sold pursuant to a Put Option no less rapidly than under one of the following two methods, as applicable:

(i)

If a Put Option is exercised with respect to TimkenSteel Common Shares distributed as part of a total distribution (that is, a distribution of a Participant’s or Beneficiary’s Account balance within one taxable year), then payment shall be made in substantially equal periodic payments (not less frequently than annually) commencing within thirty (30) days for the date of the exercise of the Put Option and over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments.

(ii)	If a Put Option is exercised with respect to TimkenSteel Common Shares distributed as part of an installment distribution, then the payment for such TimkenSteel Common Shares shall be made in a lump sum no later than thirty (30) days after such Participant or Beneficiary exercises the Put Option.

K.        Share Legend - TimkenSteel Common Shares held in ESOP Accounts or distributed by the Trustee from ESOP Accounts may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and State securities laws.

L.        Diversification - Participants in the Plan will be able to direct investments of their entire Account. These Participants will be able to direct their Account, from TimkenSteel Common Shares, into other investment options available under the Plan. This provision satisfies Section 401(a)(28) of the Code.

M.        Limitation on Period of Distribution - Unless otherwise elected, the distribution of a Participant’s ESOP Account will be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five years, or (ii) if the balance of the Participant’s ESOP Account is in excess of $1,015,000 (which amount may be adjusted periodically by the Internal Revenue Service to reflect cost-of-living increases), five years plus one additional year (but not more than five additional years) for each $200,000 (which amount may be adjusted periodically by the Secretary of the Treasury to reflect cost-of-living increases) or fraction thereof by which such balance exceeds $1,015,000 (as adjusted).

N.        Other Sections Superseded - This Article VIII supersedes any other provision of the Plan solely to the extent that such other provision conflicts with the terms of this Article VIII or is inconsistent with the treatment of the portion of the Plan so designated as an ESOP.

ARTICLE IX – TIMKEN COMMON STOCK FUND

A.	GENERAL

1.        In addition to the investment options described in Article III, Section A, Paragraph 1, an investment fund consisting primarily of common shares of Timken (the “Timken Common Stock Fund”) shall be maintained in the Plan. Except for cash or cash equivalent investments determined by the Investment Committee to be required to facilitate Participant transactions out of the Timken Common Stock Fund, the Timken Common Stock Fund shall be invested exclusively in Timken Common Shares. Any cash dividends paid with respect to Timken Common Shares shall be paid to the Plan and reinvested initially in the same investment options the Participant has selected for his Wage Reduction Contributions and Rollover Contributions or, if the Participant has made no such elections, reinvested in any investment option or options, excluding the Timken Common Stock Fund, selected in a manner determined by the Investment Committee until such time as the Participant selects investment options.

2.        The Timken Common Stock Fund shall be a “frozen” fund initially holding the Timken Common Shares received from the Prior Plan in connection with the Spinoff. No Wage Reduction Contributions, Rollover Contributions or Company Contributions may be invested in the Timken Common Stock Fund and a Participant may not request a fund transfer to the Timken Common Stock Fund. A Participant may, however, request fund transfers on any business day from the Timken Common Stock Fund to any other investment option pursuant to the rules for fund transfers described in Article III, Section A, Paragraph 2.

3.        The Timken Common Stock Fund is maintained in recognition of the fact that Transferred Participants may have a personal and professional dedication to, and history of investment in, Timken, and that offering the Timken Common Stock Fund as an investment option provides Transferred Participants with the ability to preserve their personal affiliation with Timken through investment if they so choose.

4.        In light of the historical relationship between the Company and Timken, and the availability of other investment options under the Plan through which Participants may construct a diversified portfolio of investments consistent with their individual desired level of risk and return, the Company intends that the Timken Common Stock Fund be maintained as a design feature of the Plan, without regard to the investment return of the Timken Common Stock Fund in comparison to any performance measure that might be appropriate for any other investment option. No Plan fiduciary shall have the authority to direct the sale of Timken Common Shares or to remove the Timken Common Stock Fund as an investment option, provided that the Investment Committee may remove the Timken Common Stock Fund as an investment option and sell the remaining Timken Common Shares if the Investment Committee determines that (i) the level of continued investment by Participants in the Timken Common Stock Fund is not sufficient to reasonably justify the administrative and recordkeeping expense of maintaining the fund, or (ii) no prudent investor would choose to invest any assets in Timken Common Shares, even as part of a diversified portfolio based on the investor’s individual risk and return preferences and the Plan’s available investment options.

B.	VOTING AND TENDER OF TIMKEN COMMON SHARES.

Eligible Participants and Beneficiaries (as defined in Article VIII, Section G) in this Plan shall have the authority to direct the exercise of voting rights as to whole Timken Common Shares for the benefit of the Eligible Participant or Beneficiary as of the most current Valuation Date available preceding the record date for the shareholders’ meeting. The Trustee shall furnish Timken’s Annual Report, Notice of Annual Meeting, Proxy Statement, Proxy Card and other shareholder information to each Eligible Participant and Beneficiary and shall solicit each

Eligible Participant’s and Beneficiary’s vote; the Company reserves the option to retain the Trustee to perform these services. All other Timken Common Shares held in the Trust, including shares not voted by Eligible Participants or Beneficiaries, are to be voted by the Trustee in conformity with applicable law, taking into account votes directed by Eligible Participants and Beneficiaries.

ARTICLE X - GENERAL PROVISIONS

A.	(1)	The Plan is established under, and its validity, construction and effect shall be governed by, the laws of the State of Ohio, except to the extent governed by ERISA.

(2)	The parties to the Trust intend that the Trust be exempt from taxation under Section 501(a) of the Code, and any ambiguities in its construction shall be resolved in favor of an interpretation which will effect such intention.

B.        The Plan is not and shall not be deemed to constitute a contract between the Company and any Employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall give or be deemed to give an Employee the right to remain in the employment of the Company or to interfere with the right to be retained in the employ of the Company, any legal or equitable right against the Company, or to interfere with the right of the Company to discharge or retire any Employee at any time.

C.	(1)

Savings Clause. If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.

(2)	Headings. Headings and titles of sections and subsections within the Plan document are inserted solely for convenience of reference. They constitute no part of the Plan itself and shall not be considered in the construction of the Plan.

(3)	Family Aggregation. Notwithstanding anything to the contrary in the Plan, the family aggregation rules do not apply after December 31, 1996.

D.        Except as provided in this Paragraph, Plan assets shall not revert to the Company nor be diverted for any purposes other than the exclusive benefit of Participants or their Beneficiaries; and a Participant’s vested interest shall not be subject to divestment. As provided in Section 403(c)(2) of ERISA, the actual amount of a contribution made by the Company (or the current value of the contribution if a net loss has occurred) may revert to the Company if:

(1)	such contribution is made by reason of a mistake of fact;

(2)	initial qualification of the Plan under Section 401 (a) of the Code is not received and a request for such qualification is made within the time prescribed under Section 401(b) of the Code (the existence of and contributions under the Plan are hereby conditioned upon such qualification); or

(3)	such contribution is not deductible under Section 404 of the Code (such contributions are hereby conditioned upon such deductibility) in the taxable year of the Company for which the contribution was made.

The reversion to the Company must be made (if at all) within one year of the mistaken payment of the contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to such reversion.

E.        Commencing with a transaction with an effective date of October 1, 2006, Plan Participants who exchange any amount out of a mutual fund or a similar type of product or fund under the Plan will be prohibited from purchasing shares of the same mutual fund through an exchange transaction for 30 calendar days (the “Trade Control Policy”).

The Trade Control Policy will not apply to the following:

(1)	money-market mutual funds.

(2)	actively managed separate accounts or lifestyle portfolios - mutual fund companies and other investment managers may impose additional trade control policies as a requirement for the Plan to include their products in the Plan lineup, or as an underlying security in an actively managed separate account or lifestyle type of portfolio.

(3)	purchase transactions:

(a)	contribution processing, including Participant payroll, Company contributions, loan repayments, and rollovers.

(b)	fund dividends or capital gain distributions.

(4)	redemption transactions:

(a)	distributions, loans, and in-service withdrawals from the Plan.

(b)	Plan termination or at the discretion and direction of the Plan sponsor or other fiduciary.

(c)	payment of fund or Account fees.

(5)	conversions of shares from one class to another in the same fund.

(6)	re-registration of shares.

The Trade Control Policy will also not apply to Timken Common Shares or TimkenSteel Common Shares because these are not mutual funds similar types of products or funds to which this policy applies.

Transactions initiated by the Plan’s service provider or a similar program will be exempt from the Trade Control Policy. Reallocation and rebalancing transactions initiated by Plan Participants (whether the Participant is acting alone or utilizing an investment advisor, investment advisory service or other Plan feature) will not be exempt from the Trade Control Policy.

Executed by TimkenSteel Corporation at Canton, Ohio, on June 30, 2014, effective as of June 30, 2014, except as otherwise specifically provided.

TIMKENSTEEL CORPORATION

By:	/s/ Donald L. Walker
	Name:	Donald L. Walker
	Title:	Executive Vice President –
Human Resources and
Organizational Advancement

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